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                                   EXHIBIT 11


               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                      IN ACCORDANCE WITH INSTRUCTION 4(g)



                                                  THREE MONTHS ENDED                              SIX MONTHS ENDED
                                      -----------------------------------------       ----------------------------------------
                                      SEPTEMBER 28, 1997     SEPTEMBER 29, 1996       SEPTEMBER 28, 1997    SEPTEMBER 29, 1996
                                      ------------------     ------------------       ------------------    ------------------
Primary earnings per share:

  Weighted average number
   of common shares outstanding          5,082,807               5,099,618                     5,048,208        5,101,626


  Dilutive effect of stock
   option plan                             206,000               -     (a)                       183,000        -     (a)
                                       -----------              ----------                     ---------        ---------

                                         5,288,807               5,099,618                     5,231,208        5,101,626
                                       ===========              ==========                     =========        =========



  Net income                           $ 2,262,000               1,521,000                     4,527,000        3,349,000
                                       ===========              ==========                     =========        =========



  Primary earnings per share           $      0.43                    0.30                          0.87             0.66
                                       ===========              ==========                     =========        =========


(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.


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